Exhibit  23(j)(1)
                          Independent Auditors' Consent

To  the  Board  of  Directors
Gartmore  Mutual  Funds  II,  Inc:

     We consent to the use of our report dated August 1, 2003 on the Gartmore Focus Fund of Gartmore Mutual Funds II, Inc, formerly the GAMNA Focus Fund, of GAMNA Series Funds, Inc., incorporated by reference herein and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in the Registration Statement.

/s/KPMG  LLP
   Philadelphia,  Pennsylvania
   October  27,  2003